Exhibit 10.22
ROYAL GOLD, INC. 2025 INCENTIVE PLAN
INCENTIVE STOCK OPTION
SUMMARY OF AWARD
Royal Gold, Inc., a Delaware corporation (the “Company”), pursuant to its 2025 Incentive Plan (as amended from time to time, the “Plan”) hereby grants to the individual named below (the “Participant”), this award of an incentive stock option to purchase the number of shares of Common Stock listed below, subject to the restrictions and vesting conditions set forth below (the “Option”).  The Option is subject in all respects to the terms and conditions set forth herein, in the Incentive Stock Option Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and in the Plan, each of which is incorporated herein by reference and made a part hereof.  Unless otherwise defined herein or in Exhibit B hereto, capitalized terms used in this Incentive Stock Option Summary of Award (the “Summary of Award”) and
the Award Agreement will have the meanings set forth in the Plan.

Participant
Grant Date
Number of Shares Underlying Option
Exercise Price
Vesting Schedule
The Participant’s right to exercise this Option will vest
[in three (3) equal annual installments beginning on the
first anniversary of the Grant Date] [or alternative
vesting schedule] (each, a “Vesting Date”). This Option
is only exercisable before it expires and then only with
respect to the vested portion of the Option.
The Board, in its sole discretion, has the authority to
make any determinations as to whether the conditions of
this Summary of Award and the Award Agreement have
been met.

Termination of Service and Forfeiture
Except as otherwise provided in this Summary of
Award, the Award Agreement or the Plan, if the
Participant’s Service terminates for any reason, the
Participant will forfeit the unvested portion of the
Option as of the Termination Date.

Vesting Upon Termination after Long-Term Service or Upon Retirement
If the Participant’s Service is terminated by the
Company or its Affiliates other than for Cause after the
Participant has provided fifteen (15) years of Service,
then the outstanding and unvested portion of the Option,
if any, will vest in full upon the Termination Date.
If the Participant’s Service is terminated due to the
Participant’s Retirement, an additional unvested portion
of the Option will vest upon the Termination Date,
equal to (a) the portion of the Option that would have
otherwise vested on the next scheduled Vesting Date,
multiplied by (b) a fraction with (i) a numerator equal to
the number of completed calendar months (rounded
down to the nearest whole month) that have elapsed
between the most recent Vesting Date (or if no vesting
has occurred, since the Grant Date) and the date the
Participant’s Service is terminated due to the
Participant’s Retirement, and (ii) a denominator equal to
the number of calendar months between the most recent
Vesting Date (or if no vesting has occurred, since the
Grant Date) and the next scheduled Vesting Date, with
the result rounded down to the nearest whole share.

Vesting Upon Involuntary Termination of Service in Connection with a Change in Control
If the Participant incurs an Involuntary Termination
within the Change in Control Protection Period, then
the outstanding and unvested portion of the Option, if
any, shall vest in full upon the Termination Date or if
the Termination Date is prior to the consummation of a
Change in Control, then the unvested portion of the
Option, if any, shall vest in full upon the date of the
consummation of the Change in Control.

Term
The Option will expire in any event at the close of
business at Company headquarters on the day of the
10th anniversary of the Grant Date, as set forth in this
Summary of Award.  The Option will expire earlier if
the Participant’s Service terminates, as described in this
Summary of Award.  Any portion of the Option that is
not exercisable at the time the Participant ceases to
provide Services shall immediately terminate.

Termination
Except as otherwise provided in this Summary of
Award, the Award Agreement or the Plan, if the
Participant’s Service terminates for any reason, other
than death, Disability or Cause, the unvested portion of
the Option will expire immediately and the vested
portion of the Option will expire at the close of business
at Company headquarters on the ninetieth (90th) day
after the Termination Date.

Termination for Cause
If the Participant’s Service is terminated for Cause, the
Participant shall immediately forfeit all rights to the
Option, including with respect to any vested shares of
Common Stock subject to the Option, and the Option
shall immediately expire.

Death
If the Participant’s Service terminates because of the
Participant’s death, the unvested portion of the Option
will expire immediately and the vested portion of the
Option will expire at the close of business at Company
headquarters on the date twelve (12) months after the
date of death.  During that twelve (12)-month period,
the Participant’s estate or heirs may exercise the vested
portion of the Option.
In addition, if the Participant dies during the ninety
(90)‑day period described in connection with a
termination of the Participant’s Service not on account
of the Participant’s death, Disability or Cause, and a
vested portion of the Option has not yet been exercised,
then the vested portion of the Option will instead expire
on the date twelve (12) months after the Termination
Date.  In such a case, during the period following the
Participant’s death up to the date twelve (12) months
after the Participant’s Termination Date, the
Participant’s estate or heirs may exercise the vested
portion of the Option.

Disability
If the Participant’s Service terminates because of the
Participant’s Disability, then the unvested portion of the
Option will expire immediately and the vested portion
of the Option will expire at the close of business at
Company headquarters on the date twelve (12) months
after the Participant’s Termination Date.

Notice of Exercise
When the Participant wishes to exercise the Option, the
Participant may do so through Shareworks.
Alternatively, the Participant may notify the Company
in writing, specifying the number of shares the
Participant wishes to purchase upon exercise of the
Option and how the shares of Common Stock should be
registered.  Any such notice will be effective when it is
received by the Company.
If someone else wants to exercise the Option after the
Participant’s death, that person must prove to the
Company’s satisfaction that such person is entitled to do
so.

Form of Payment of Exercise Price
When the Participant exercises the Option, the
Participant must include payment of the exercise price
for the shares of Common Stock the Participant is
purchasing.  Payment may be made in one (or a
combination) of the following forms:
By withholding shares of Common Stock
subject to the exercised Option that have a Fair
Market Value on the date of exercise equal to
the aggregate exercise price of the shares
underlying the Option, and the net number of
shares of Common Stock shall be distributed to
the Participant.
Cash, personal check, a cashier’s check, a
money order, wire transfer or another cash
equivalent acceptable to the Company.
Shares of Common Stock that are already
owned by the Participant.  The value of the
shares, determined as of the effective date of the
option exercise, will be applied to the exercise
price.
Unless otherwise specified by the Participant, payment
of the exercise price will be made by cash, personal
check, a cashier’s check, a money order, wire transfer or
another cash equivalent acceptable to the Company as
set forth in the second bullet above.

Participant Acceptance:
Please confirm acceptance of this award electronically by following the instructions on the
Participant’s personal web portal (currently hosted at Shareworks.solium.com).  The Participant’s electronic signature indicates the Participant’s agreement to be bound by the terms of this
Summary of Award, the Award Agreement and the Plan. The Participant accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan, this Summary of Award or the Award Agreement.  The Participant acknowledges delivery of the Plan and the Plan Prospectus together with this Summary of Award and the Award
Agreement.  Additional copies of the Plan and the Plan Prospectus are available by contacting the
Company’s Corporate Secretary at corporatesecretary@royalgold.com.
Attachments:
2025 Incentive Plan (copies are available in Shareworks)

EXHIBIT A
ROYAL GOLD, INC.
INCENTIVE STOCK OPTION AWARD AGREEMENT
(Pursuant to the 2025 Incentive Plan)
This Award Agreement is delivered by the Company pursuant to the Summary of Award delivered with this Award Agreement to the Participant named in the Summary of Award.  The Summary of Award is incorporated herein by reference.
TERMS AND CONDITIONS

Grant of Incentive Stock Option
Subject to the terms and conditions set forth in this Award Agreement, the
Summary of Award and in the Plan, the Company hereby grants the Participant an Option to purchase the number of shares of Common Stock set forth in the
Summary of Award.
The Option is intended to be an incentive stock option under Section 422 of the
Code and will be interpreted accordingly.  If the aggregate Grant Date Fair
Market Value of the shares of Common Stock with respect to which the Option is exercisable for the first time by the Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422.  If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.
The Participant understands that incentive stock option tax treatment is available only if the Option is exercised while the Participant is an employee of the
Company or a parent or subsidiary of the Company or within a period of time specified in the Code after the Participant ceases to be an employee.  The
Participant understands that the Participant is responsible for the income tax consequences of the Option, and, among other tax consequences, the Participant understands that the Participant may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised.  The Participant is advised to consult with the Participant’s own tax adviser regarding the tax consequences of the Option.
The Participant agrees that the Participant shall immediately notify the Company in writing if the Participant sells or otherwise disposes of any shares of Common
Stock issued upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two (2) years after the Grant Date or (ii) one
(1) year after the exercise of the Option.  The Participant also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

Delivery of Shares
The obligation of the Company to deliver shares of Common Stock upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

Transferability
Except as otherwise permitted under the Plan or as otherwise approved by the
Board, during the Participant’s lifetime, only the Participant (or, in the event of the
Participant’s legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise the Option. The Participant may not otherwise sell, assign, transfer, pledge or encumber the Option. Any attempted sale, assignment, transfer, pledge or other encumbrance of the Option in violation of the Plan or this
Award Agreement shall be null and void and of no effect.

Changes in Control and Reorganization Events
The provisions of the Plan applicable to a Change in Control or Reorganization
Event shall apply to the Option, and, in the event of a Change in Control or
Reorganization Event, the Board may take such actions as it deems appropriate pursuant to the Plan.

Leave of Absence	The impact of any leave of absence on the Participant’s Service for purposes of this Award Agreement will be determined in accordance with the Company’s policies and procedures and applicable laws.
Taxes
All obligations of the Company under this Award Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld, collected or accounted for with respect to any federal, state, local and foreign tax, including but not limited to income taxes, employment taxes, social insurance, social security, national insurance contributions, other contributions, payroll taxes, payment on account obligations and other amounts (“Taxes”), if applicable, relating to the Option.
To the extent the exercise of the Option is subject to withholding Taxes, unless otherwise determined by the Board, the Company will withhold shares of
Common Stock subject to the vested portion of the Option to cover the applicable
Taxes required by law to be withheld, collected or accounted for with respect to the Option.  To the extent not withheld in accordance with the immediately preceding sentence or to the extent the number of shares withheld is not sufficient to cover the obligation for Taxes, the Participant shall be required to pay to the
Company, or make other arrangements satisfactory to the Company to provide for the payment of, any Taxes required to be withheld, collected or accounted for with respect to the Option.
The Participant acknowledges that regardless of any action the Company (or any of its Affiliates employing or retaining the Participant) takes with respect to any or all Taxes, the ultimate liability for all Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company (and its Affiliates)
(i) makes no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Option, including the grant, vesting or delivery of the Option, and the subsequent sale of any shares of Common Stock issued upon delivery; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for
Taxes.  Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Participant’s employer (or former employer, as applicable) may be required to withhold, collect or account for Taxes in more than one jurisdiction.

No Right to Continued Service
None of the Option, the Summary of Award or this Award Agreement gives the
Participant the right to continued Service in any capacity.  The Company (and any parent, Subsidiaries, or Affiliates) reserves the right to terminate the Participant’s
Service at any time and for any reason not prohibited by law.

Nature of Grant; No Entitlement; No Claim for Compensation
In accepting the grant of the Option as specified in the Summary of Award and this Award Agreement, the Participant acknowledges the following:
The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the
Company at any time.
The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.
All decisions with respect to future awards of Options or other awards, if any, will be at the sole discretion of the Board.
The Participant is voluntarily participating in the Plan.
The value of any shares of Common Stock underlying the Option is an extraordinary item of compensation outside the scope of the Participant’s
Service Provider Agreement, if any.
The Option and the underlying shares of Common Stock are not part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, welfare benefits or similar payments.
The Option and the underlying shares of Common Stock are not intended to replace any pension rights or compensation.
In the event that the Participant’s employer is not the Company, the grant of the Option will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Option will not be interpreted to form an employment or services contract with the Participant’s employer or any affiliate.
The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty.  As applicable, the Participant understands that the Company is not responsible for any foreign exchange fluctuation between the United States Dollar and the Participant’s local currency that may affect the value of the Option.

Stockholder Rights; Dividends
The Participant, or the Participant’s estate or heirs, has no rights as a stockholder of the Company until the shares of Common Stock received pursuant to the exercise of the Option have been issued.  No adjustments are made for dividends or other rights if the applicable record date occurs before the Participant’s shares are issued, except as described in the Plan.

Assignment by Company
The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents and Affiliates.
This Award Agreement may be assigned by the Company without the Participant’s consent.

Applicable Law
The validity and construction of this Award Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to the substantive laws of any other jurisdiction.

The Plan
The text of the Plan is incorporated by reference into this Award Agreement.
Capitalized terms used but not defined in the Summary of Award (and Exhibit B thereto) and this Award Agreement have the meanings ascribed to them in the
Plan.  The Summary of Award, this Award Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the
Option.  Any prior agreements, commitments, or negotiations concerning the
Option are superseded.
This Option grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to Taxes,
(b) the registration, qualification or listing of the shares of Common Stock issuable upon exercise of the Option, (c) changes in capitalization of the Company, and (d)
other requirements of applicable law.  The Board shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

Data Privacy
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement by and among, as applicable, the Participant’s employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the
Plan.
The Participant understands that the Participant’s employer, the Company and its
Affiliates, as applicable, hold certain personal information about the Participant regarding the Participant’s Service, the nature and amount of the Participant’s compensation and the facts and conditions of the Participant’s participation in the
Plan, including, but not limited to, the Participant’s name, home address, telephone number and email address, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and its Affiliates, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).
The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The
Participant authorizes the recipients to receive, possess, use, retain and transfer the
Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party.  The
Participant understands that the Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  The
Participant understands that the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the
Participant may contact the Participant’s local human resources representative.

Certain Dispositions
If the Participant sells or otherwise disposes of Common Stock issued pursuant to the exercise of the Option sooner than the one (1)-year anniversary of the date the
Participant was issued the Common Stock, then the Participant agrees to notify the
Company in writing of the date of sale or disposition, the number of shares of
Common Stock sold or disposed of and the sale price per share within thirty (30)
days of such sale or disposition.

EXHIBIT B
Definitions
•“Affiliate” means any entity or person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended, including any Subsidiary.  For purposes of grants of Options, an entity may not be considered an Affiliate unless the Company holds a Controlling Interest in such entity.
•“Cause” means the following:
oIf the Participant is party to a Service Provider Agreement with the Company or with Royal Gold
Corporation that contains a definition of “Cause” at the applicable time of determination, “Cause”
shall be as defined therein.
oIf the Participant is party to a Service Provider Agreement with RGLD Gold AG, “Cause” means circumstances that would entitle RGLD Gold AG to terminate the Participant’s employment with immediate effect for valid reasons pursuant to Article 337 of the Swiss Code of Obligations (or any successor provision).
oIf the Participant is not party to a Service Provider Agreement, with respect to the Participant and as determined by the Board, the Participant’s (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor offenses); or (c) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-
competition agreements, if any, between the Participant and the Company or an Affiliate.  Any
determination by the Board regarding whether an event constituting Cause has occurred shall be final, binding, and conclusive.
•“Change in Control Protection Period” means the period beginning ninety (90) days prior to and ending two (2) years after the occurrence of a Change in Control.
•“Controlling Interest” has the meaning set forth in Treasury Regulation Sections 1.414(c)-2(b)(2)(i);
provided that (a) except as specified in clause (b) herein, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in
Treasury Regulation Sections 1.414(c)-2(b)(2)(i) and (b) where a grant of Options or SARs is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury
Regulation Sections 1.414(c)-2(b)(2)(i).
•“Disability” means the following:
oIf the Participant is party to a Service Provider Agreement with the Company or with Royal Gold
Corporation that contains a definition of “Disability” at the applicable time of determination,
“Disability” shall be as defined therein.
oIf the Participant is not party to a Service Provider Agreement that contains a definition of
“Disability” at the applicable time of determination, “Disability” means the inability of a
Participant to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12)
months.

•“Fair Market Value” means:
oIf the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported.
oIf the Common Stock does not trade on a national securities exchange, the average of the closing bid and asked prices on the relevant date (or if there were no closing bid and asked prices on that date, the latest preceding date upon which there were such prices) as reported by an over-the-
counter marketplace designated by the Board.
oIf the Common Stock is not publicly traded, the Board will determine the Fair Market Value using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with any reasonable valuation method authorized under the Code.
•“Involuntary Termination” means the following:
oIf the Participant is party to a Service Provider Agreement with the Company or with Royal Gold
Corporation, (a) the Participant’s Service is terminated by the Company without “Cause” (as defined in such agreement) during the term of such agreement, or (b) the Participant resigns from
Service for “Good Reason” (as defined in such agreement) during the term of the Service
Provider Agreement.
oIf the Participant is party to a Service Provider Agreement with RGLD Gold AG, an “Involuntary
Termination” means the Participant’s Service or the Service Provider Agreement is terminated without a reason justifying termination with immediate effect pursuant to the Participant’s employment contract.
oIf the Participant is not party to a Service Provider Agreement, an “Involuntary Termination”
means a termination of the Participant’s Service by reason of (a) involuntary termination by the
Company for reasons other than Cause, or (b) the Participant’s resignation from the Company following the first occurrence of the following: (1) a material diminution of the Participant’s base compensation, (2) a material diminution in the Participant’s authority or responsibilities, or (3)
receipt of notice that the Company or its Affiliate employing the Participant will materially change the geographic location at which the Participant provides services to the Company, such that the office of the Company or its Affiliate serving as the Participant’s principal place of employment will be relocated more than fifty (50) miles distant from the office of the Company or its Affiliate serving as the Participant’s then-current principal place of employment immediately prior to such relocation; provided in each case that the Participant has provided written notice to the Company within forty (40) days of the initial occurrence, the Company has had at least forty (40) days from the date on which such notice is received to cure such circumstances and, if the Company has not cured such circumstances during that time, the
Participant resigns within ten (10) days of the expiration of the cure period.
•“Retirement” means the Participant’s voluntary termination of Service either (a) on or after reaching sixty-two (62) years of age, or (b) on or after reaching fifty-five (55) years of age after the Participant has provided at least fifteen (15) years of Service.
•“Service” means service qualifying the Participant as a Service Provider to the Company or an
Affiliate.  Unless otherwise provided by the Board, the Participant’s change in position with or duties to the Company or an Affiliate shall not result in interrupted or terminated Service, so long as, following such change, such Participant continues to be a Service Provider to the Company or an
Affiliate.  Subject to the preceding sentence, any determination by the Board whether a termination of
Service has occurred for purposes of the Plan shall be final, binding, and conclusive.  If a Service

Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider continues employment or another Service relationship to the Company or any other Affiliate, without interruption, upon such event.
•“Service Provider” means (a) an employee or director of the Company or an Affiliate, or (b) a consultant or adviser to the Company or an Affiliate (i) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Common Stock.
•“Service Provider Agreement” means an employment, consulting or similar type of agreement entered into by the Participant and the Company or an Affiliate of the Company.
•“Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock of any class or kind ordinarily having the power to vote for the election of directors, managers, or other voting members of the governing body of such entity.  In addition, any other entity may be designated by the Board as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an award of Options or SARs, such award would be considered to be granted in respect of “service recipient stock” as defined under Code Section
409A.
•“Termination Date” means the date that a Participant ceases to provide Services.